Exhibit 10.14

AMENDMENT OF THE

FREIGHTCAR AMERICA, INC. EXECUTIVE SEVERANCE PLAN

WHEREAS, FreightCar America, Inc. (the “Company”) has established and maintains the FreightCar America, Inc. Executive Severance Plan (the “Plan”); and

WHEREAS, the Company now considers it desirable to amend the Plan to clarify the payment of certain benefit that could become subject to the requirements of Internal Revenue Code Section 409A.

NOW, THEREFORE, in exercise of the authority delegated to the undersigned officer by resolution of the Company’s board of directors and in accordance with Sections 5.4 and 9.1 of the Plan, the final paragraph of Section 3.3 of the Plan be and hereby is deleted in its entirety and replaced with the following paragraph, effective as of January 1, 2010:

“Notwithstanding anything in this Plan to the contrary, Severance Benefits under the Plan are contingent upon the Executive executing and delivering to the Company (and not revoking during the revocation period) a release and waiver of claims acceptable to the Company (the ‘Release’) by the Release Deadline. For purposes of the Plan, the ‘Release Deadline’ means the date that is sixty (60) calendar days after the Executive’s separation from service. Payment of any Severance Benefits that are not exempt from Code Section 409A shall be delayed until the Release Deadline, irrespective of when the Executive executes the Release; provided, however, that where the Executive’s separation from service and the Release Deadline occur within the same calendar year, the payment may be made up to thirty (30) days prior to the Release Deadline, and provided further that where the Executive’s separation from service and the Release Deadline occur in two separate calendar years, payment may not be made before the later of January 1 of the second year or the date that is thirty (30) days prior to the Release Deadline. If an Executive fails to comply with the terms and conditions of the Release with the restrictive covenants of Article 4, as determined by the Plan Administrator, while receiving Severance Benefits under the Plan, the Company will cease payment of Severance Benefits to the Executive.”

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed this Amendment on behalf of the Company on this 4th day of December, 2012.

FREIGHTCAR AMERICA, INC.

By:

Its: